Exhibit 99.1

News Release
___________________________________________________________________________
FOR IMMEDIATE RELEASE

Media Contact:	Pamela Eisele	Investor Contact:	Teri Loxam
	(267) 305-3558		(908) 740-1986

Mary Ellen Coe Elected to Merck Board of Directors
KENILWORTH, N.J., Jan. 29, 2019 – Merck (NYSE: MRK), known as MSD outside the United States and Canada, today announced that Mary Ellen Coe, president, Google Customer Solutions, at Google Inc. will join the company’s Board of Directors effective March 18, 2019. Ms. Coe will stand for election with the company’s other directors in connection with Merck’s Annual Meeting of Shareholders on May 28, 2019. With the addition of Ms. Coe, the Merck board will include 13 members.
“We are pleased to welcome such a highly respected business leader in technology as Ms. Coe to the Merck board and look forward to benefiting from her deep understanding of the evolving digital marketplace. As the health care system continues to evolve, Ms. Coe’s strategic perspective and operational expertise at one of the world’s most innovative companies will be a significant asset to Merck,” said Kenneth C. Frazier, chairman and chief executive officer, Merck.
Ms. Coe currently serves as president of Google Customer Solutions at Google where she oversees the global ads business for mid-market and small businesses, serving millions of customers and thousands of partners worldwide. Prior to joining Google in 2012, Ms. Coe was a principal at the global consulting firm McKinsey & Co. and a leader of the firm’s consumer marketing and sales practice in North America. Earlier in her career, Ms. Coe worked in product marketing, advertising and brand strategy. Ms. Coe is a member of the advisory board of the Ross Business School at the University of Michigan, and served on the board of Whole Foods Market, Inc., chairing the Nominations and Governance Committee. Ms. Coe earned her Bachelor of Arts from the University of Michigan-Ann Arbor.

About Merck
For more than a century, Merck, a leading global biopharmaceutical company known as MSD outside of the United States and Canada, has been inventing for life, bringing forward medicines and vaccines for many of the world’s most challenging diseases. Through our prescription medicines, vaccines, biologic therapies and animal health products, we work with customers and operate in more than 140 countries to deliver innovative health solutions. We also demonstrate our commitment to increasing access to health care through far-reaching policies, programs and partnerships. Today, Merck continues to be at the forefront of research to advance the prevention and treatment of diseases that threaten people and communities around the world - including cancer, cardio-metabolic diseases, emerging animal diseases, Alzheimer’s disease and infectious diseases including HIV and Ebola. For more information, visit www.merck.com and connect with us on Twitter, Facebook, Instagram, YouTube and LinkedIn.

Forward-Looking Statement of Merck & Co., Inc., Kenilworth, N.J., USA
This news release of Merck & Co., Inc., Kenilworth, N.J., USA (the “company”) includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.
Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s 2017 Annual Report on Form 10-K and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov)
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